Exhibit 10.1
THE TRADE DESK, INC.
2025 INCENTIVE AWARD PLAN
PERFORMANCE STOCK OPTION AWARD AGREEMENT

STOCK OPTION GRANT NOTICE

The Trade Desk, Inc. (the “Company”) has granted to the individual specified below (the “Optionee”) an option to purchase shares of Class A Common Stock of the Company, par value $0.000001 per share (the “Option”), pursuant to the terms and conditions of this Stock Option Grant Notice (the “Grant Notice”), the Terms and Conditions of Stock Option Grant (the “Option Terms”), attached hereto as Exhibit A, the Consent of Spouse or Registered Domestic Partner, attached hereto as Exhibit B, and the Certain Definitions attached hereto as Appendix I (together, the “Agreement”) and The Trade Desk, Inc. 2025 Incentive Award Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used in the Agreement will have the same meaning that is ascribed to such term under the Plan.

Optionee:	Jeff Green

Grant Date:	September 14, 2026

Exercise Price per Share:	$14.97/ Share

Total Number of Shares Subject to the Option:	7,000,000 Shares

Expiration Date:
The date ten (10) years after the Grant Date set forth above. This Option is subject to earlier expiration as provided below or in Sections II. and III. of the Grant Notice or Section 13.2 of the Plan (except as modified pursuant to the Grant Notice).

Tax Status of Option:	Non-Qualified Stock Option

I.Exercise Schedule

This Option will be exercisable during its term with respect to any Shares subject to the Option that vest in accordance with the Vesting Requirements set forth below.

II.Vesting Requirements

This Option is a performance-based stock option award and, subject to the Optionee’s Continued Eligible Service through the applicable vesting date or as otherwise set forth in Sections II.D., II.E. or II.F., shall vest upon the satisfaction of the Stock Price Goal as described in more detail below (the “Performance Goals”).

A.Tranches. This Option is divided into seven (7) vesting tranches (each, a “Tranche”). Each Tranche is numbered from 1 through 7, as set forth in Table 1 below, with each Tranche representing a portion of this Option covering a number of Shares specified next to the applicable Tranche number in Table 1 below (with respect to each Tranche, the “Tranche Shares”).

Table 1

Tranche Number	Number of Shares Subject to the Applicable Tranche Under the Option	Stock Price Goals
1	1,200,000 Shares	$18.00
2	1,200,000 Shares	$30.00
3	1,200,000 Shares	$45.00
4	1,000,000 Shares	$60.00
5	800,000 Shares	$75.00
6	800,000 Shares	$90.00
7	800,000 Shares	$105.00

B.Number of Shares That May Vest. Subject to any adjustments pursuant to Section 13.2(a) of the Plan, the number of Shares subject to a Tranche that may vest is equal to each such Tranche’s Tranche Shares, and the total number of Shares subject to this Option that may vest is equal to the Total Number of Shares Subject to the Option as set forth above in this Grant Notice.

C.Vesting. The vesting of the Tranches will be subject to both the achievement of the Performance Goals and the Optionee’s Continued Eligible Service through the specified date, as described in this Section II.C., subject to Section II.D. in connection with a Qualifying Termination, Section II.E in connection with the Optionee’s death or Disability, and Section II.F. in connection with a Change in Control.

1.Performance Period. The period during which the Performance Goals applicable to a Tranche may be achieved begins with the Grant Date and ends on the Expiration Date, subject to earlier termination as set forth in this Grant Notice (the “Performance Period”). If the Optionee’s Continued Eligible Service terminates before the Expiration Date, then except to the extent provided in Sections II.D., II.E. and II.F. below, the Performance Period will terminate as of the date of termination of the Optionee’s Continued Eligible Service and no Shares subject to this Option may vest based on any achievement of the Performance Goals that occurs after the date that the Optionee’s Continued Eligible Service terminates. Further, for clarity, Shares subject to this Option may become eligible to vest, and may vest, only while the Option (or applicable portion thereof) remains outstanding.
2.Stock Price Goals. For a Tranche to become eligible to vest, the Company must achieve an Average Price equal to at least the Stock Price Goal amount set forth opposite such Tranche in Table 1 above (each, a “Stock Price Goal”). If the Company achieves the Stock Price Goal applicable to a Tranche (an “Achieved Tranche”), then the number of Shares that become eligible to vest will equal the Tranche Shares (and any Tranche Shares for a lower-numbered Tranche that did not previously vest) (such resulting Shares, the “Eligible Shares”). The Stock Price Goal applicable to a Tranche may be achieved only once during the Performance Period, and accordingly, any achievement of an Achieved Tranche’s Stock Price Goal after such Stock Price Goal already has been achieved during the Performance Period will not result in any additional Shares becoming Eligible Shares, or vesting, with respect to such Achieved Tranche. For the avoidance of doubt, more than one Tranche may be achieved in connection with an Achieved Tranche, if the applicable Stock Price Goals for those Tranches (to the extent not previously achieved) are less than the Stock Price Goal for the Achieved Tranche that is the subject of the performance determination.
(a)Certain Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Option, will make appropriate adjustments to the Stock Price Goal(s) set forth in Table 1 above to the extent such Stock Price Goal(s) have not yet been achieved.

3.Reported Stock Prices. For purposes of this Option, any Closing Price referenced in the Agreement for any applicable date or dates will be as reported on The Wall Street Journal or such other source as the Administrator deems reliable.
4.Certification of Performance. The Administrator periodically will determine and certify in writing (a “Certification”) whether the Company has achieved any of the Stock Price Goals. The date of each such certification is a “Certification Date.” In addition, the Optionee, from time to time (but not more than twice per fiscal quarter of the Company) during the Performance Period, also may make requests that the Administrator complete a Certification. Upon such written request by the Optionee, the Administrator will complete a Certification within fifteen (15) days of the date of receipt of the Optionee’s written request. Without limiting the foregoing and to the extent any Tranche is then outstanding and unvested, the Administrator will complete a Certification on or within thirty (30) days following the date of cessation of the Optionee’s Continued Eligible Service (but in no event later than the Expiration Date), and additionally, in the case of a Qualifying Termination, the Administrator will complete a final Certification on or within thirty (30) days following the completion of the Adjusted Performance Period (as defined below). Without limiting the foregoing and to the extent any Tranche is then outstanding and unvested, the Administrator will complete at least one Certification within the thirty (30) day period beginning sixty (60) days prior to the Expiration Date and further, to the extent reasonably possible that the Company may achieve any Stock Price Goals not yet achieved by such time, in each of the last ten (10) consecutive Trading Days ending with the Expiration Date.
5.Continued Eligible Service. Subject to Sections II.D., II.E, and II.F., upon any Shares subject to a Tranche becoming Eligible Shares on a Certification Date, such Eligible Shares will vest on such Certification Date provided that the Optionee remains in Continued Eligible Service through such Certification Date.
6.Forfeiture. Subject to Section II.F., any Shares subject to an Achieved Tranche that have not vested as of the Certification Date applicable to such Tranche will be forfeited immediately and the Optionee no longer will have any rights to vest in or to acquire such Shares under this Option.
D.Qualifying Termination. Notwithstanding Sections II.C.1. and II.C.5. above, in the event of a Qualifying Termination, the Performance Period will be adjusted to end on the date nine (9) months following the date of the Qualifying Termination (but in no event later than the Expiration Date) (the “Adjusted Performance Period”). To the extent that the Company achieves any of the Stock Price Goals with respect to any Tranche that has not yet become an Achieved Tranche during the Adjusted Performance Period, then the Tranche Shares subject to such Tranche will vest as of the applicable Certification Date (notwithstanding cessation of Eligible Continued Service).
E.Death or Disability. Notwithstanding Sections II.C.1. and II.C.5. above, in the event of the cessation of the Optionee’s Continued Eligible Service due to the Optionee’s death or Disability during the Performance Period, the rules of this Section II.E. shall apply. If such cessation occurs on or before the Expiration Date, and as of the date of such cessation, (i) the Company achieves an Average Price that is less than a Stock Price Goal applicable to a Tranche that has not yet become an Achieved Tranche, but (ii) the Average Price is greater than the highest Stock Price Goal that is less than the Stock Price Goal described in clause (i), then a number of Shares subject to the Tranche subject to the Stock Price Goal described in clause (i) (the “Incrementally Achieved Goal”) nonetheless will be considered to have achieved the Incrementally Achieved Goal by applying linear interpolation between the Incrementally Achieved Goal and the Stock Price Goal described in clause (ii). For purposes of clarity, the remaining Tranche Shares subject to such Tranche that were not eligible to become Eligible Shares will remain Tranche Shares eligible to become Eligible Shares pursuant to Section II.D. above. In all cases under this Section II.E., (a) any Shares that vested before the date of the Optionee’s cessation of Continued Eligible Service due to death or Disability (for a reason other than application of this Section II.E.) will remain vested and unaffected by this Section II.E., and (b) any Tranches for which the Stock Price Goal had not been achieved as of the date of such cessation, will remain Tranche Shares eligible to become Eligible Shares during the Adjusted Performance Period pursuant to Section II.D. above.
1.Example of Linear Interpolation for Death or Disability. As an example of the linear interpolation described in this Section II.E., if after Tranche 1 and Tranche 2 have become Achieved Tranches, but prior to any other Tranches having become an Achieved Tranche, the Optionee’s Continued Eligible Service ceases due to the Optionee’s death or Disability (but within the Performance Period) and, on the date of such cessation, the Average Price is

$37.50, then 600,000 Tranche Shares subject to Tranche 3 will be considered to have satisfied the Incrementally Achieved Goal. The resulting number of Shares after such adjustment will become Eligible Shares and vest as of the Certification Date. The remaining 600,000 Tranche Shares, and Tranches 4 through 7 inclusive, will remain eligible to become Eligible Shares pursuant to Section II.D. above.
F.Change in Control. In the event of the first Change in Control to occur following the Grant Date and that occurs during the Performance Period (disregarding the shortening described below), the following terms of this Section II.F. will apply.
1.Final Certifications. The Performance Period (including any Adjusted Performance Period) will be shortened to end on a date determined by the Administrator, in its sole discretion, that is estimated to occur within the ten (10) day period prior to the date of completion of the Change in Control (the “Shortened Performance Period”). Prior to the Change in Control, the Administrator will complete a final Certification for such Shortened Performance Period. Additionally, the final Certification will include a determination with respect to whether the Company will have achieved, upon the completion of the Change in Control, any Stock Price Goals based on the CIC Price (the “CIC Certification”).
(a)Linear Interpolation for CIC Certification. If (i) the Company achieves a CIC Price that is less than a Stock Price Goal applicable to a Tranche that has not yet become an Achieved Tranche, but (ii) the CIC Price is greater than the highest Stock Price Goal that is less than the Stock Price Goal described in clause (i), then a number of Shares subject to the Tranche subject to the Stock Price Goal described in clause (i) (the “Partially Achieved Goal”) nonetheless will be considered to have achieved the Partially Achieved Goal by applying linear interpolation between the Partially Achieved Goal and the Stock Price Goal described in clause (ii).
(b)Linear Interpolation Example. As an example, assume that a Change in Control occurs both while this Option remains outstanding and the Optionee remains in Continued Eligible Service, the Company achieves a CIC Price of $96.00, and the Company previously achieved the Stock Price Goals for Tranches 1 through 6 but not the Stock Price Goal for Tranche 7 pursuant to the Certifications through and inclusive of the final Certification. Pursuant to the CIC Certification, the Stock Price Goal for Tranche 7 will be considered a Partially Achieved Goal and 320,000 Shares subject to Tranche 7 may become Eligible Shares.
2.CIC Vesting. After giving effect to the vesting in accordance with Section II.F, such Shares will become Eligible Shares under such Tranche and will vest as of immediately prior to the Change in Control, subject to either the Optionee’s Continued Eligible Service through the date of completion of the Change in Control or the Qualifying Termination having occurred no later than nine (9) months prior to the date of completion of the Change in Control.
3.Forfeiture. Any Shares subject to this Option that have not vested as of immediately prior to the Change in Control will be forfeited as of immediately prior to the Change in Control and will not be eligible for any vesting or payment of any consideration in respect thereof as a result of the completion of the Change in Control. For the avoidance of doubt, the Administrator’s authority under Section 5.2 of the Plan to reduce or eliminate the amount payable under an Award does not apply to this Option because this Option is not subject to Article 5 of the Plan.
G.Certain Other Transactions. In exercising the Administrator’s powers under Section 13.2 of the Plan, the Administrator shall take an action (including refraining from taking action) only if the Administrator in its good faith reasonable judgement, believes that such action will preserve the material economic benefits and rights of this Option (determined without regard to actions otherwise permissible under Section 13.2 of the Plan). Notwithstanding the preceding, the Administrator, to the extent permitted by Section 13.2 of the Plan, may provide for the termination of the Option after giving the Optionee a reasonable opportunity to exercise all Shares subject to the Option prior to such termination. Notwithstanding any contrary provision of Section 13.2 of the Plan, the Administrator will not require the Optionee to execute a release of claims, nor will the Administrator bar exercise of the Option for a period exceeding five (5) business days (and only after advance written notice to the Optionee of not less than five (5) business days).

III.Termination Period
This Option will be exercisable, to the extent vested (or vests pursuant to Section II.D. or II.E. above), for one (1) year after the Optionee’s Continued Eligible Service ceases. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13.2 of the Plan.

IV.Clawback.
The Option and the Shares covered by the Option will be subject only to any specific clawback requirements mandated by applicable statute or listing requirements (and only to the limited extent that the detailed operative terms of the clawback (including, but not limited to, the specific circumstances in which a clawback may be applied) are explicitly mandated by the applicable statute or listing requirement and (a) only if it is determined, reasonably and in good faith, that the Optionee intentionally and knowingly engaged in gross misconduct that led to material restatement of the Company’s financial statements, and (b) as a result of the restatement, one or more Stock Price Goals were achieved that otherwise would not have been achieved, in which case (c) the Board, in it its discretion, may recover from the Optionee the vested Shares received by the Optionee on account of the Stock Price Goals that would not otherwise have been achieved. Notwithstanding Section 11.5 of the Plan, no clawback policy may be applied retroactively to this Option or the Shares acquired under this Option.

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By his or her signature below, the Optionee agrees to be bound by the terms and conditions of the Plan and the Agreement.  The Optionee has reviewed the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan.  If the Optionee either is married or in a registered domestic partnership, his or her spouse or registered domestic partner has signed the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit B.

THE TRADE DESK, INC.		OPTIONEE

By:	/s/ Nate Olmstead	By:	/s/ Jeff Green
Print Name:	Nate Olmstead	Print Name:	Jeff Green
Title:	CFO	Address:
Address:
Email:

APPENDIX I
THE TRADE DESK, INC.
2025 INCENTIVE AWARD PLAN
PERFORMANCE STOCK OPTION AWARD AGREEMENT

CERTAIN DEFINITIONS

This Appendix I to the Stock Option Grant Notice (the “Grant Notice”) to which the Appendix I is attached contains the definitions of certain capitalized terms used in the Grant Notice not otherwise defined therein, as follows. Capitalized terms not defined in this Appendix I will have the meanings ascribed to them under the Agreement (as defined in the Grant Notice) and The Trade Desk, Inc. 2025 Incentive Award Plan.

(a)“Average Price” means the simple average of the Closing Prices for each of twenty (20) consecutive Trading Days, with each Trading Day in such period occurring during the Performance Period.
(b)“Cause” means (i) the Optionee’s conviction of or plea of no contest to a felony or a crime involving any financial dishonesty against the Company; (ii) the Optionee’s willful misconduct (other than due to the Optionee’s disability) that causes material harm or loss to the Company, including, but not limited to, misappropriation or conversion of material Company assets; (iii) the Optionee’s willful refusal (other than due to death or the Optionee’s disability) to act in accordance with any specific lawful and reasonable direction or order of the Company (or a parent or subsidiary of the Company) which causes material harm or loss to the Company, excluding any failure (A) resulting from the Optionee’s death or disability, or (B) to achieve a lawful and reasonable directive or objective following the expenditure by the Optionee of commercially reasonable best efforts, (other than due to death or the Optionee’s disability (and the Optionee’s failure to cure the same, to the extent capable of cure, within thirty (30) days of receiving written notice from the Company (or any acquirer or successor)); (iv) the Optionee’s material breach of any agreement with the Company (or a parent or subsidiary of the Company) regarding any matter not covered by clause (v) below, which causes material harm or loss to the Company (and the Optionee’s failure to cure the same, to the extent capable of cure, within thirty (30) days of receiving written notice from the Company (or any acquirer or successor)); (v) the Optionee’s willful unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company (excluding conduct or activities undertaken in the good faith reasonable judgement of the Optionee in the ordinary course of the Optionee performing the Optionee’s duties or promoting the Company); or (vi) the Optionee’s willful refusal (other than due to death or the Optionee’s disability) to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to the Optionee to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials known to the Optionee to be relevant to such investigation. Notwithstanding any contrary provision of the Plan, the final determination of the existence of Cause is subject to the jurisdiction of a court with appropriate authority and is not within the discretion of the Administrator.
(c)“Change in Control” means any of the following:
(i)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or
(ii)the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iii)the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) as the result of an acquisition of securities by an executive officer of the Company, or (ii) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person (other than an executive officer of the Company) referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).
(d)“CIC Price” means the amount of cash and the value of any securities or other property paid to the holders of Shares as consideration in a Change in Control, on a per Share basis (and in the case of a Change in Control structured as a sale or other transfer of all or substantially all of the assets of the Company, or otherwise in which consideration is paid to the Company but not to the holders of Shares, any additional consideration paid to the Company but not to the holders of Shares, on a per Share basis, had such amounts been paid to the holders of Shares), as reasonably determined in good faith by the Administrator, in its sole discretion.
(e)“Closing Price” means the closing sales price of a Share during regular trading hours on the Primary Exchange on a Trading Day.
(f)“Continued Eligible Service” means the Optionee’s continued status as the Company’s Chief Executive Officer or, if the Optionee is no longer the Company’s Chief Executive Officer, the Optionee’s providing any other service to the Company that the Board determines and approves to be sufficient, in their sole and absolute discretion.
(g)“Disability” means the Optionee is disabled and unable to perform the essential functions of the Optionee’s then existing position or positions under the Employment Agreement with or without reasonable accommodation for a period of one hundred eighty (180) days (which need not be consecutive) in any twelve (12)-month period. If any question shall arise as to whether during any period the Optionee is disabled so as to be unable to perform the essential functions of the Optionee’s then existing position or positions with or without reasonable accommodation, the Optionee may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Optionee or the Optionee’s guardian has no reasonable objection as to whether the Optionee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Option be conclusive of the issue. The Optionee shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Optionee shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Optionee. Nothing in this definition shall be construed to waive the Optionee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.
(h)“Employment Agreement” means the Optionee’s Employment Agreement with the Company dated May 11, 2017, as may be amended from time to time, or any successor agreement thereto. For the avoidance of doubt, the Employment Agreement affects this Agreement only to the extent specifically provided under this Agreement.
(i)“Good Reason” means that the Optionee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events (whether through a single action or a series of actions, in each case without the Optionee’s written consent): (i) a material diminution in the Optionee’s responsibilities, authority, title or duties, including (A) the Optionee no longer holding the position of Chief Executive Officer of a publicly traded Company; (B) removal from or failure to be elected to the Company’s Board of Directors (or ultimate parent’s board of directors) or any change in any reporting other than to the Company’s (or ultimate parent’s) Board of Directors; (ii) a material diminution in the Optionee’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company not to exceed 10%; (iii) a non-consensual material change in the geographic location at which the Optionee currently provides services to the Company; or (iv) any action or inaction that constitutes a material breach of any provision by the Company of the Employment Agreement or any other agreement between the Optionee and the Company including, without limitation, this Agreement or other any equity or performance plan agreements. “Good Reason Process” shall mean that (1) the Optionee reasonably determines in good faith that a “Good Reason” condition has occurred; (2) the Optionee notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of the occurrence of such condition; (3) the Company fails to remedy such condition within thirty (30) days following such notice (the “Cure Period”); and (4) the Optionee terminates his employment within sixty (60) days after the end of the Cure Period. Notwithstanding any contrary provision of the Plan, the final determination of the existence of Good Reason is subject to the jurisdiction of a court with appropriate authority and is not within the discretion of the Administrator.
(j) “Primary Exchange” means The Nasdaq Stock Market or such other established securities exchange, national market system, or other trading platform, on which Shares primarily are listed and regularly trade.
(k)“Qualifying Termination” means, while this Option remains outstanding, the Optionee’s Continued Eligible Service is terminated (x) by the Company without Cause, (y) due to the Optionee’s death or Disability, or (z) by the Optionee for Good Reason.
(l)“Trading Day” means a day that both (i) the Primary Exchange is open for trading and (ii) Shares are traded during the Primary Exchange’s regular trading hours on such day.
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EXHIBIT A
THE TRADE DESK, INC.
2025 INCENTIVE AWARD PLAN
PERFORMANCE STOCK OPTION AWARD AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

Pursuant to this Terms and Conditions of Stock Option Grant (the “Option Agreement”), the Stock Option Grant Notice to which this Option Agreement is attached (the “Grant Notice”), the Consent of Spouse or Registered Domestic Partner, attached to the Grant Notice as Exhibit B, and the Certain Definitions attached to the Grant Notice as Appendix I (together, the “Agreement”), the Company has granted to the Optionee under the Plan an Option to purchase the number of Shares indicated in the Grant Notice at the exercise price per share set forth in the Grant Notice (the “Exercise Price”).

ARTICLE I.GENERAL

1.1Plan Incorporated by Reference.  Subject to Section 13.1 of the Plan and notwithstanding anything to the contrary anywhere else in this Option Agreement, this grant of an Option is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Option Agreement and the Plan.

ARTICLE II.GRANT OF OPTION

2.1Grant of Option.  In consideration of the Optionee’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Option Agreement.  The Option shall be a Non-Qualified Stock Option.

2.2Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.

2.3Consideration to the Company.  In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary.

ARTICLE III.PERIOD OF EXERCISABILITY

3.1Commencement of Exercisability.

(a)Subject to this ARTICLE III, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)No portion of the Option which has not become vested and exercisable as of the date of the Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in the Grant Notice or a written agreement between the Company and the Optionee.

3.2Duration of Exercisability.  Any installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the Expiration Date or such earlier date set forth in the Grant Notice.

ARTICLE IV.EXERCISE OF OPTION

4.1Person Eligible to Exercise.  Subject to Section 5.2 hereof and Section 11.3(c) of the Plan, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death or disability of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s beneficiary or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution or any legal guardian of Optionee in the event of disability, subject to Section 11.3(c) of the Plan.

4.2Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.  However, the Option shall not be exercisable with respect to fractional shares.

4.3Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the stock administrator of the Company (or any other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)A written or, if so determined by the Administrator, electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Optionee or other person then-entitled to exercise the Option or such portion of the Option;

(b)Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c)Any other representations or documents as may be reasonably required in the Administrator’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option (as determined by the Administrator in its sole discretion).

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4Method of Payment.  Payment of the exercise price and any tax withholding shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)Cash;

(b)Check;

(c)if the Shares are listed and regularly traded on The Nasdaq Stock Market or other established securities exchange, national market system, or other trading platform, and subject to compliance with applicable law, delivery of a written or electronic notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price and/or applicable tax withholding; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price, and/or applicable tax withholding, of the Shares with respect to which the Option or portion thereof is being exercised, provided, however, that any applicable tax withholding may be satisfied pursuant to this clause (d) only to the extent permitted by the Administrator, which shall not be unreasonably withheld;

(e)surrender of Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price, and/or applicable tax withholding, of the Shares with respect to which the Option or portion thereof is being exercised, provided, however, that any applicable tax withholding may be satisfied pursuant to this clause (e) only to the extent permitted by the Administrator, which shall not be unreasonably withheld; or

(f)With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.

4.5Conditions to Issuance of Stock Certificates.  The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have been purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

4.6Rights as Stockholder.  The holder of the Option (or any person claiming under or through such holder) shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

ARTICLE V.OTHER PROVISIONS

5.1Administration.  The Administrator shall have the power to interpret the Plan and this Option Agreement as provided in the Plan (but subject in all cases to the provisions of this Option Agreement).

5.2Transferability of Option.  Without limiting the generality of any other provision hereof, the Option shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

5.3Adjustments.  The Optionee acknowledges that the Option is subject to modification and termination in certain events as expressly limited and as provided in this Option Agreement.

5.4Tax Consultation.  The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option.  The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of such shares and that the Optionee is not relying on the Company for any tax advice.

5.5Optionee’s Representations.  The Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed reasonably necessary or appropriate by the Company and/or the Company’s counsel.

5.6Section 409A.  This Option Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code.  The Administrator may, in its discretion, adopt such amendments to the Plan or the Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption thereof; provided, however, that the Administrator shall have no obligation to take any such action(s) or to indemnify any person from failing to do so. Any action taken under this Section 5.6 or Section 13.10 of the Plan shall be intended to preserve for the Optionee the rights and benefits of this Option Agreement (determined without regard to the other provisions of this Section 5.6).

5.7Amendment, Suspension and Termination.  No amendment, modification, suspension or termination of this Option Agreement shall adversely affect the Option or Optionee without the prior written consent of the Optionee, and, in no event, shall the Administrator, in exercising its discretion under the Plan or this Option Agreement, undertake or permit any amendment, modification, suspension or termination that, in any manner, adversely affects the Option or Optionee without the prior written consent of the Optionee. Any action described in the preceding sentence that is implemented without the prior written consent of the Optionee shall be presumed to adversely affect the Optionee if the Optionee, in the Optionees’ good faith determination, notifies the Company in writing that Optionee believes such action violates this Section 5.7. In that case, the Company shall have the affirmative burden to prove to Optionee’s satisfaction (or the satisfaction of a court with jurisdiction) that Optionee’s determination was unreasonable. Otherwise, that action to which the Optionee objects shall be of no force or effect. For the avoidance of doubt, Section 11.7 and Section 12.5 of the Plan do not apply to this Option Agreement.

5.8Not a Contract of Service Relationship.  Nothing in the Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Optionee.

5.9Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or the Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and the Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.10Conformity to Securities Laws.  The Optionee acknowledges that the Plan and the Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and the Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Company, at all times, shall use its commercially reasonable best efforts to satisfy all conditions specified in Section 11.4 of the Plan so that the Optionee will be able to receive all rights and benefits of this Option Agreement. The Company at all times shall maintain sufficient Shares under the Plan to meet its obligations under this Option Agreement.

5.11Limitation on the Optionee’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  The Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  The Optionee shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Options, as and when payable hereunder.

5.12No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the Shares underlying the Option. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.

5.13Successors and Assigns.  Subject to the restrictions on transfer set forth in this Article 5, the Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

5.14Entire Agreement.  The Plan and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Subsidiaries and the Optionee with respect to the subject matter hereof. In the event that any provision in the Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Agreement.

5.15Notices.  Any notice to be given under the terms of the Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

5.16Governing Law.  The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of the Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.17Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.
*          *          *

EXHIBIT B
THE TRADE DESK, INC.
2025 INCENTIVE AWARD PLAN
PERFORMANCE STOCK OPTION AWARD AGREEMENT

CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER

I, _______________, spouse or registered domestic partner of _______________, have read and approve the Stock Option Grant Notice (the “Grant Notice”) to which this Consent of Spouse or Registered Domestic Partner is attached and the Stock Option Agreement (the “Option Agreement”) attached to the Grant Notice.  In consideration of issuing to my spouse or registered domestic partner the shares of the Class A common stock of The Trade Desk, Inc. set forth in the Grant Notice, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Option Agreement and agree to be bound by the provisions of the Option Agreement insofar as I may have any rights in said Option Agreement or any shares of the Class A common stock of The Trade Desk, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Option Agreement.

Dated:
Signature of Spouse or Registered Domestic Partner